Exhibit 1.01
Conflict Minerals Report
Colfax Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2014 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is June 1, 2015.
Unless the context indicates otherwise, the terms “we,” “its,” “us,” and “our” refer to Colfax Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary Conflict Minerals benefit armed groups.
Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source Conflict Minerals, and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.
Applicability of the Conflict Minerals Rule to Our Company
Our products include: a broad range of gas- and fluid-handling products, including pumps, fluid-handling systems and controls, specialty valves, heavy-duty centrifugal and axial fans, rotary heat exchangers and gas compressors; and welding equipment, cutting equipment and automated welding and cutting systems. We are subject to the Conflict Minerals Rule because products that we manufacture contain Conflict Minerals that are necessary to their functionality or production.
We generally do not source Conflict Minerals from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. We therefore have limited influence over these upstream actors. Furthermore, because of the depth, breadth and constant evolution of our supply chain and competitive factors affecting our supplier base, we have difficulty identifying actors upstream from our direct suppliers. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.
For 2014, each of our in-scope products contained Conflict Minerals content for which we were unable to determine the origin. Product, smelter and refiner information in respect of 2014 is described under "Product Information" below and on Annex A. None of the necessary Conflict Minerals contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were "DRC conflict free." The terms “adjoining country,” “armed group” and "DRC conflict free" have the meanings contained in the Conflict Minerals Rule.
Our Conflict Minerals Policy
We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of Conflict Minerals. The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.
Our suppliers define, implement and communicate to sub-suppliers their own Conflict Minerals policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.
Our suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance and require their direct and indirect sub-suppliers to do the same, and that our suppliers otherwise work with sub-suppliers to ensure traceability of Conflict Minerals.

Reasonable Country of Origin Inquiry Information
As required by the Conflict Minerals Rule, for 2014, we conducted a "reasonable country of origin inquiry." Our inquiry included approximately 6,908 suppliers (the "Suppliers") that we identified as having provided us with components, parts or products that contain Conflict Minerals or that we believe may have provided us with components, parts or products that contain Conflict Minerals.
For 2014, the Suppliers identified to us 314 smelters and refiners that processed or may have processed the necessary Conflict Minerals contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 160 smelters and refiners identified as “Compliant” as defined in Annex A, This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain.
Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we were required to conduct due diligence for 2014. These due diligence efforts are discussed below.
For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence.
Due Diligence Program Design
Design Framework
We designed our due diligence measures relating to Conflict Minerals to conform with, in all material respects, the criteria set forth in the OECD Guidance, Second Edition 2013 (hereinafter referred to as the "OECD Guidance").
Selected Elements of Design Framework
The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the Conflict Minerals contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2014 are discussed under "Due Diligence Program Execution."

1.	OECD Guidance Step One: “Establish strong company management systems”

a.	We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website.
b.
We have a team of senior staff under the Senior Vice President, Colfax Business System (“CBS”) and Supply Chain and General Counsel charged with managing our Conflict Minerals compliance strategy. The working group also includes representatives from each business platform. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.
We utilize the Conflict Minerals Reporting Template (the "CMRT") developed by the Conflict-Free Sourcing Initiative (the "CFSI") to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of Conflict Minerals in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the "Service Provider") to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to Conflict Minerals due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

g.	We have contractual terms relating to Conflict Minerals, which are incorporated into selected supplier contracts.

h.	We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.
We request in writing, through the Service Provider, that suppliers provide us with a completed CMRT. The Service Provider follows up by email or phone on our behalf with suppliers that do not respond to the request within the specified time frame.

b.
The Service Provider on our behalf reviews supplier responses against its written review criteria to identify incomplete responses, potential errors, inaccuracies and "red flags" in the CMRTs that are received from suppliers. The Service Provider follows up by email or phone with suppliers that submit an incomplete response or a response that it concludes contains errors or inaccuracies.

c.
Smelter and refiner information provided by suppliers is reviewed by the Service Provider against the smelters and refiners listed on the Standard Smelter Names tab of the CMRT and the list of known processing facilities published by the U.S. Department of Commerce (the "Commerce Department List"). To the extent that a smelter or refiner identified by a supplier is not on either of these lists, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.
Smelter and refiner information also is reviewed against the lists of "compliant" and "active" smelters and refiners and country of origin information published by the CFSI. To the extent that a smelter or refiner identified by a supplier is not listed as compliant by the CFSI, the Service Provider consults publicly available information to attempt to determine whether that smelter or refiner obtained Conflict Minerals from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

e.	The Service Provider evaluates suppliers on program strength based on the suppliers' responses to certain of the questions in the CMRT.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.
Our Conflict Minerals compliance team reviews the reports and evaluations prepared by the Service Provider and liaises with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, CBS and Supply Chain and General Counsel, regarding the results of our diligence.

b.
We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”
In connection with our due diligence, we utilize information made available by the CFSI concerning independent third-party audits of smelters and refiners.

5.	OECD Guidance Step 5 : “Report on supply chain due diligence”
We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website.
Due Diligence Program Execution
We performed the following due diligence measures in respect of 2014. These are not all of the measures that we took in furtherance of our Conflict Minerals Policy and Conflict Minerals compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, see "Due Diligence Program Design."

1.
The Service Provider requested that the Suppliers provide us with a completed Conflict Minerals Reporting Template. Requests were sent to approximately 6,908 suppliers. The Service Provider generally followed up by email or phone with Suppliers that did not respond to the request within a specified time frame.

2.
The Service Provider reviewed the responses received from the Suppliers based on its written review criteria for completeness, errors, inaccuracies and "red flags." The Service Provider generally followed up by email or phone with the Suppliers that submitted a response that triggered specified quality issues relating to completeness and accuracy.

3.
To the extent that a completed response identified a smelter or refiner, the Service Provider reviewed that information against the lists of compliant and active smelters published by the CFSI. 160 of the identified smelters and refiners were listed as compliant by the CFSI and 49 were listed as active, as of May 1, 2015. Please see Annex A below for further information regarding the smelters and refiners identified to us through our reasonable county of origin inquiry and due diligence.

4.
To the extent that a smelter or refiner identified by a Supplier was not listed as compliant by the CFSI, the Service Provider attempted to contact the smelter or refiner and/or consulted publicly available information to attempt to determine whether that smelter or refiner obtained Conflict Minerals from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

5.
Our Conflict Minerals compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with members of our senior management in our legal and supply chain teams, including our Senior Vice President, CBS and Supply Chain and General Counsel, regarding the results of our diligence

6.	We undertook additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries.
Product Information
Our in-scope product categories for 2014 were: (1) gas- and fluid-handling products, consisting of pumps, fluid-handling systems and controls, specialty valves, heavy-duty centrifugal and axial fans, rotary heat exchangers and gas compressors; and (2) welding equipment, cutting equipment and automated welding and cutting systems. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2014. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.
Due to the challenges of gathering information from a large, diverse and dynamic supply chain, for 2014, notwithstanding our due diligence efforts, we were unable to determine the country of origin of the necessary Conflict Minerals contained in our in-scope products and at least some of the smelters and refiners of the Conflict Minerals in each of our in-scope products. Identified smelters and refiners are discussed below and on Annex A. For 2014, none of the necessary Conflict Minerals contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were "DRC conflict free." An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Democratic Republic of the Congo or an adjoining country.
Identified Smelters and Refiners
In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A below either as part of our supply chain or as potentially having processed the necessary Conflict Minerals contained in our in-scope products in 2014. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary Conflict Minerals contained in our in-scope products.
Please see Annex A below for further information regarding the smelters and refiners identified to us by the Suppliers.
We endeavored to determine the mine or location of origin of the Conflict Minerals contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.
Future Risk Mitigation Efforts
We intend to take the following additional steps to mitigate the risk that the necessary Conflict Minerals in our in-scope products benefit armed groups. These steps are in addition to the steps that we took in respect of 2014, which we intend to continue to take in respect of 2015 to the extent applicable.

1.	Engage with applicable Suppliers that provided incomplete responses or that did not provide responses for 2014 to help ensure that they provide requested information for 2015.

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2014 that the source of Conflict Minerals was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.
4.	Use Revision 4.0 of the CMRT for our 2015 supplier outreach.

Annex A
Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.
Smelters and Refiners
In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary Conflict Minerals contained in our in-scope products in 2014. Please see the notes that accompany the tables for additional information concerning the information in the tables.
Summary Smelter and Refiner Information

Metal	Compliant	Active	Known	Total
Tantalum	44	1	1	46
Tin	35	16	45	96
Tungsten	13	25	16	54
Gold	68	7	43	118
Totals	160	49	105	314

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	CFSI Audit Status
Gold	Aida Chemical Industries Co. Ltd.	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Compliant
Gold	Argor-Heraeus SA	Compliant
Gold	Asahi Pretec Corporation	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Compliant
Gold	Aurubis AG	Compliant
Gold	Boliden AB	Compliant
Gold	C. Hafner GmbH + Co. KG	Compliant
Gold	CCR Refinery – Glencore Canada Corporation	Compliant
Gold	Chimet S.p.A.	Compliant
Gold	Dowa	Compliant
Gold	Eco-System Recycling Co., Ltd.	Compliant
Gold	Heimerle + Meule GmbH	Compliant
Gold	Heraeus Ltd. Hong Kong	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant
Gold	Istanbul Gold Refinery	Compliant
Gold	Japan Mint	Compliant
Gold	Johnson Matthey Inc	Compliant
Gold	Johnson Matthey Ltd	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
Gold	JSC Uralelectromed	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant

Gold	Kazzinc Ltd	Compliant
Gold	Kennecott Utah Copper LLC	Compliant
Gold	Kojima Chemicals Co., Ltd	Compliant
Gold	L' azurde Company For Jewelry	Compliant
Gold	LS-NIKKO Copper Inc.	Compliant
Gold	Materion	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Compliant
Gold	Metalor Technologies SA	Compliant
Gold	Metalor USA Refining Corporation	Compliant
Gold	Met-Mex Peñoles, S.A.	Compliant
Gold	Mitsubishi Materials Corporation	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Compliant
Gold	Nihon Material Co. LTD	Compliant
Gold	Ohio Precious Metals, LLC	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Compliant
Gold	PAMP SA	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Compliant
Gold	PX Précinox SA	Compliant
Gold	Rand Refinery (Pty) Ltd	Compliant
Gold	Royal Canadian Mint	Compliant
Gold	Schone Edelmetaal	Compliant
Gold	SEMPSA Joyería Platería SA	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd	Compliant
Gold	Solar Applied Materials Technology Corp.	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Compliant
Gold	Tokuriki Honten Co., Ltd	Compliant
Gold	Umicore Brasil Ltda	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Compliant
Gold	United Precious Metal Refining, Inc.	Compliant
Gold	Valcambi SA	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
Gold	Zijin Mining Group Co. Ltd	Compliant
Gold	Umicore Precious Metals Thailand	Compliant
Gold	MMTC-PAMP India Pvt. Ltd	Compliant
Gold	Republic Metals Corporation	Compliant
Gold	Singway Technology Co., Ltd.	Compliant
Gold	Asaka Riken Co Ltd	Active
Gold	Cendres + Métaux SA	Active
Gold	Sabin Metal Corp.	Active
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Active
Gold	Torecom	Active
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Active
Gold	Yokohama Metal Co Ltd	Active
Gold	Advanced Chemical Company	Known
Gold	Aktyubinsk Copper Company TOO	Known

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Known
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Known
Gold	Bauer Walser AG	Known
Gold	Caridad	Known
Gold	Yunnan Copper Industry Co Ltd	Known
Gold	China National Gold Group Corporation	Known
Gold	Chugai Mining	Known
Gold	Colt Refining	Known
Gold	Daejin Indus Co. Ltd	Known
Gold	Daye Non-Ferrous Metals Mining Ltd.	Known
Gold	Do Sung Corporation	Known
Gold	Doduco	Known
Gold	FSE Novosibirsk Refinery	Known
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Known
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Known
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Known
Gold	Hwasung CJ Co. Ltd	Known
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Known
Gold	Jiangxi Copper Company Limited	Known
Gold	Korea Metal Co. Ltd	Known
Gold	Kyrgyzaltyn JSC	Known
Gold	Lingbao Gold Company Limited	Known
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Known
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Known
Gold	Moscow Special Alloys Processing Plant	Known
Gold	Navoi Mining and Metallurgical Combinat	Known
Gold	OJSC Kolyma Refinery	Known
Gold	Penglai Penggang Gold Industry Co Ltd	Known
Gold	Prioksky Plant of Non-Ferrous Metals	Known
Gold	Samduck Precious Metals	Known
Gold	SAMWON METALS Corp.	Known
Gold	So Accurate Group, Inc.	Known
Gold	The Great Wall Gold and Silver Refinery of China	Known
Gold	Tongling nonferrous Metals Group Co.,Ltd	Known
Gold	Guangdong Jinding Gold Limited	Known
Gold	KGHM Polska Miedź Spółka Akcyjna	Known
Gold	Fidelity Printers and Refiners Ltd.	Known
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Known
Gold	Kazakhmys plc	Known
Gold	Kovohute Pribram Nastupickna a.s.	Known
Gold	Shandong Tarzan Bio-Gold Co Ltd	Known
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant
Tantalum	Exotech Inc.	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant
Tantalum	Hi-Temp	Compliant
Tantalum	King-Tan Tantalum Industry Ltd	Compliant
Tantalum	LSM Brasil S.A.	Compliant
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Compliant
Tantalum	Mineração Taboca S.A.	Compliant
Tantalum	Mitsui Mining & Smelting	Compliant
Tantalum	Molycorp Silmet A.S.	Compliant
Tantalum	QuantumClean	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd	Compliant

Tantalum	Solikamsk Magnesium Works OAO	Compliant
Tantalum	Taki Chemicals	Compliant
Tantalum	Telex	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Compliant
Tantalum	D Block Metals, LLC	Compliant
Tantalum	FIR Metals & Resource., Ltd.	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	Compliant
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	Compliant
Tantalum	Plansee SE Liezen	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Compliant
Tantalum	H.C. Starck Inc.	Compliant
Tantalum	H.C. Starck Ltd.	Compliant
Tantalum	Plansee SE Reutte	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant
Tantalum	Duoluoshan	Compliant
Tantalum	F&X Electro-Materials Ltd.	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
Tantalum	Ulba	Compliant
Tantalum	Zhuzhou Cement Carbide	Compliant
Tantalum	KEMET Blue Metals	Compliant
Tantalum	H.C. Starck Co., Ltd.	Compliant
Tantalum	H.C. Starck GmbH Goslar	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Compliant
Tantalum	Global Advanced Metals Boyertown	Compliant
Tantalum	Global Advanced Metals Aizu	Compliant
Tantalum	KEMET Blue Powder	Compliant
Tantalum	Phoenix Metal Ltd	Active
Tantalum	Shanghai Jiangxi Metals Co. Ltd	Known
Tin	China Rare Metal Materials Company	Compliant
Tin	Alpha	Compliant
Tin	CV United Smelting	Compliant
Tin	Dowa	Compliant
Tin	EM Vinto	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Compliant
Tin	Metallo Chimique	Compliant
Tin	Mineração Taboca S.A.	Compliant
Tin	Minsur	Compliant
Tin	Mitsubishi Materials Corporation	Compliant
Tin	OMSA	Compliant
Tin	PT Babel Inti Perkasa	Compliant
Tin	PT Bangka Putra Karya	Compliant
Tin	PT Bangka Tin Industry	Compliant
Tin	PT Belitung Industri Sejahtera	Compliant
Tin	PT Bukit Timah	Compliant
Tin	PT DS Jaya Abadi	Compliant
Tin	PT Eunindo Usaha Mandiri	Compliant
Tin	PT Mitra Stania Prima	Compliant

Tin	PT Panca Mega Persada	Compliant
Tin	PT Prima Timah Utama	Compliant
Tin	PT REFINED BANGKA TIN	Compliant
Tin	PT Sariwiguna Binasentosa	Compliant
Tin	PT Stanindo Inti Perkasa	Compliant
Tin	PT Tambang Timah	Compliant
Tin	PT Timah (Persero), Tbk	Compliant
Tin	PT Tinindo Inter Nusa	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant
Tin	Yunnan Tin Company, Ltd.	Compliant
Tin	Magnu's Minerais Metais e Ligas LTDA	Compliant
Tin	PT WAHANA PERKIT JAYA	Compliant
Tin	Melt Metais e Ligas S/A	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Compliant
Tin	Thaisarco	Compliant
Tin	Cooper Santa	Active
Tin	CV Gita Pesona	Active
Tin	CV JusTindo	Active
Tin	CV Nurjanah	Active
Tin	Fenix Metals	Active
Tin	China Tin Group Co., Ltd.	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Active
Tin	PT Artha Cipta Langgeng	Active
Tin	PT BilliTin Makmur Lestari	Active
Tin	PT Karimun Mining	Active
Tin	PT Sumber Jaya Indah	Active
Tin	Rui Da Hung	Active
Tin	Soft Metais, Ltda.	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Active
Tin	O.M. Manufacturing Philippines, Inc.	Active
Tin	PT Inti Stania Prima	Active
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Known
Tin	CV Makmur Jaya	Known
Tin	CV Serumpun Sebalai	Known
Tin	Estanho de Rondônia S.A.	Known
Tin	Gejiu Zi-Li	Known
Tin	Huichang Jinshunda Tin Co. Ltd	Known
Tin	Jiangxi Nanshan	Known
Tin	Gejiu Kai Meng Industry and Trade LLC	Known
Tin	Linwu Xianggui Smelter Co	Known
Tin	Novosibirsk Integrated Tin Works	Known
Tin	PT Alam Lestari Kencana	Known
Tin	PT Babel Surya Alam Lestari	Known
Tin	PT Bangka Kudai Tin	Known
Tin	PT Bangka Timah Utama Sejahtera	Known
Tin	PT Fang Di MulTindo	Known
Tin	PT HP Metals Indonesia	Known
Tin	PT Koba Tin	Known
Tin	PT Seirama Tin investment	Known
Tin	PT Supra Sukses Trinusa	Known
Tin	PT Pelat Timah Nusantara Tbk	Known
Tin	PT Tommy Utama	Known

Tin	PT Yinchendo Mining Industry	Known
Tin	PT HANJAYA PERKASA METALS	Known
Tin	CV Venus Inti Perkasa	Known
Tin	PT Donna Kembara Jaya	Known
Tin	PT Rajwa International	Known
Tin	PT Singkep Times Utama	Known
Tin	PT Tirus Putra Mandiri	Known
Tin	CSC Pure Technologies	Known
Tin	CV Duta Putra Bangka	Known
Tin	Dongguan Qiandao Tin Co., Ltd	Known
Tin	EFD INC.	Known
Tin	Electroloy Metal Pte	Known
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	Known
Tin	Hyundai-Steel	Known
Tin	Jean Goldschmidt International SA	Known
Tin	Koki Products Co. Ltd.	Known
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Known
Tin	PBT	Known
Tin	Poongsan Corporation	Known
Tin	POSCO	Known
Tin	Rahman Hydraulic Tin Sdn Bhd	Known
Tin	Sumitomo Metal Mining Co. Ltd.	Known
Tin	TaeguTec Ltd.	Known
Tin	Technic Inc.	Known
Tungsten	Global Tungsten & Powders Corp.	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Japan New Metals Co., Ltd.	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
Tungsten	A.L.M.T. Corp.	Active
Tungsten	Kennametal Huntsville	Active
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Active
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Active
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Active
Tungsten	Kennametal Fallon	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Active
Tungsten	Wolfram Company CJSC	Active
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Active

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Active
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Active
Tungsten	H.C. Starck GmbH	Active
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Active
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Active
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active
Tungsten	Niagara Refining LLC	Active
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Known
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Known
Tungsten	Ganxian Shirui New Material Co., Ltd.	Known
Tungsten	Air Products	Known
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd. [Ganzhou Tejing Tungsten & Molybdenum Co., Ltd. (GZTJ)]	Known
Tungsten	Izawa Metal Co., Ltd	Known
Tungsten	Jiangsu Hetian Technological Material Co., Ltd	Known
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Known
Tungsten	Mitsubishi Material	Known
Tungsten	North American Tungsten	Known
Tungsten	Sumitomo Metal Mining Co. Ltd.	Known
Tungsten	TaeguTec Ltd.	Known
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Known
Tungsten	Voss Metals Company, Inc	Known
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	Known
Tungsten	Zigong Cemented Carbide Co., Ltd. [Hunan Nonferrous Metals Holding Group (HNG)]	Known

We note the following in connection with the information contained in the foregoing tables:

(a)
The smelters and refiners reflected in the tables were identified by the Suppliers to us as potentially being part of our 2014 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary Conflict Minerals contained in our in-scope products, since most Suppliers reported to us at a "company level" the Conflict Minerals contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary Conflict Minerals content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of May 1, 2015.

(c)
"Compliant" means that a smelter or refiner was listed as compliant with the Conflict-Free Smelter Program's ("CSFP") assessment protocols, including through mutual recognition, or was indicated as "Re-audit in process," as publicly reported by the CFSI. Included smelters and refiners were not necessarily Compliant for all or part of 2014 and may not continue to be Compliant for any future period. We do not have information on the origin of the Conflict Minerals processed by any of the Compliant smelters and refiners prior to their respective compliance dates.

(d)
"Active" means that the smelter or refiner was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Council Minerals Council, in each case according to information published by the CFSI.

(e)	A smelter or refiner is listed as "Known" if it was not Compliant or Active.

(f)	The compliance status in both tables are based information published by the CFSI, without independent verification by us.

(g)    The tables include only entities that are listed as verified smelters on the Standard Smelter Names tab of the CMRT, Version
3.02, or that are listed as verified smelting facilities on the Commerce Department List.

(h) Country of Origin and Recycled or Scrap Sourcing Information: Despite Colfax’s best due diligence efforts, there is not sufficient information available to conclusively determine the countries of origin of the Conflict Minerals in its supply chain.
In addition, sufficiently consistent and reliable information is not available to determine recycled or scrap sources, and what proportion of each smelter’s or refiner's source minerals are from recycled or scrap.